Exhibit 99.1

E2open Announces Fiscal Second Quarter 2022 Financial Results

Achieved organic growth target one quarter early

Reiterates previously raised revenue guidance

Increases adjusted EBITDA guidance

AUSTIN, Texas – October 13, 2021 – E2open Parent Holdings, Inc. (NYSE: ETWO), a leading network-based provider of a cloud-based, mission-critical, end-to-end supply chain management platform, today announced financial results for its fiscal second quarter 2022 ended August 31, 2021.

“We had a very strong second quarter where we exceeded our plan on revenue, gross margin, and EBITDA. Earlier this year, we announced that we would achieve double-digit organic growth in our fiscal third quarter. We are excited to have achieved this important milestone one quarter early,” said Michael Farlekas, chief executive officer of E2open. “Due to our strong performance and accelerating momentum in the first half of our fiscal 2022, we are reaffirming our revenue guidance which we raised on September 1st. We also acquired BluJay Solutions and we are excited to share our combined capabilities with our customers and welcome BluJay’s talented team to E2open.”

Fiscal Second Quarter 2022 Financial Highlights

NOTE: Non-GAAP revenue adds back amortization of the purchase accounting fair value adjustment to deferred revenue resulting from the business combination with CC Neuberger Principal Holdings I (CCNB1) as required by GAAP. The Company is adding this back to provide better comparability in the calculation of our organic growth rate.

•
Revenue: Total GAAP revenue for fiscal second quarter 2022 reached $78.1 million, a decrease of 4.6% from $81.8 million in the fiscal second quarter of 2021. Total non-GAAP revenue was $92.3 million, an increase of 12.8% compared to $81.8 million in the fiscal second quarter of 2021. E2open was able to achieve a double-digit organic growth rate one quarter early from previous expectations.

GAAP subscription revenue for the fiscal second quarter of 2022 was $61.7 million compared to $69.0 million in the prior year period, a decrease of 10.6%. Fiscal second quarter 2022 non-GAAP subscription revenue was up 10.0% to $75.9 million compared to $69.0 million from the prior fiscal second quarter.

•
Gross Profit: Gross profit for the fiscal second quarter of 2022 was $38.5 million, a decrease of 25.4% compared with $51.7 million in the same quarter of 2021. Non-GAAP gross profit for the fiscal second quarter of 2022 was $68.1 million, an increase of 16.5% compared to $58.5 million in the prior year's second quarter.

•
Gross Margin: Gross margin was 49.3% versus 63.1% in the fiscal second quarter of 2022 versus 2021, respectively. Non-GAAP gross margin was 73.8% versus 71.5% when compared to fiscal second quarter of 2021.

•
EBITDA: EBITDA for the fiscal second quarter of 2022 was $8.8 million compared with $22.8 million in the same quarter of 2021. Adjusted EBITDA was $33.5 million with a margin of 36.3%, an increase from $26.2 million in the fiscal second quarter 2021 with a margin of 32.0%.

•
Net Loss: Net loss for the fiscal second quarter of 2022 was $24.0 million compared with a net loss of $17.5 million in the same quarter of 2021.

•
Cash flow: Cash provided by operating activities was $41.5 million for the second quarter of fiscal 2022, compared to cash provided by operating activities of $42.0 million in the prior year period.

			Variance
(in millions)	Successor(a) Q2 2022	Predecessor(a) Q2 2021%

Subscription Revenue	$61.7	$69.0	-10.6%
Deferred revenue purchase accounting adjustment (b)	14.2	-	-
Non-GAAP subscription revenue	75.9	69.0	10.0%
Professional Services Revenue	16.4	12.8	27.9%
Non-GAAP Revenue	$92.3	$81.8	12.8%

Gross Profit	$38.5	$51.7	-25.4%
Gross Profit Margin	49.3%	63.1%
Non-GAAP Gross Profit	$68.1	$58.5	16.5%
Non-GAAP Gross Profit Margin (c)	73.8%	71.5%

Adjusted EBITDA	$33.5	$26.2	28.1%
Adjusted EBITDA Margin (d)	36.3%	32.0%

Footnotes (see reconciliation table for GAAP to non-GAAP metrics)
(a)

As a result of the combination (Business Combination) of E2open Holdings, LLC and CC Neuberger Principal Holdings, I (CCNB1) on February 4, 2021, the financial results are broken out between the Predecessor period which is prior to February 4, 2021 and the Successor period which is February 4, 2021 and after.

(b)	Non-GAAP revenue adds back amortization of the purchase accounting fair value adjustment to deferred revenue resulting from the business combination as required by GAAP
(c)	Calculated utilizing non-GAAP gross profit as a percentage of non-GAAP revenue.
(d)	Calculated utilizing adjusted EBITDA as a percentage of non-GAAP revenue.

Recent Business Highlights

•
With the progress that E2open has made achieving its growth target and to capitalize on the momentum in the marketplace, the company is continuing its investments in sales and marketing, most recently hiring a chief marketing officer.

•
E2open closed the acquisition of BluJay Solutions, a leading cloud-based, logistics execution platform on September 1, 2021. The combination will provide more robust capabilities and value to our customers while helping E2open to accelerate long-term growth.

•
E2open has entered a strategic partnership with Vizient, the nation's largest member-driven health care services company to bring increased resiliency, transparency, and collaboration to their health care supply chain.

Financial Outlook for Fiscal Year 2022

As of October 13, 2021, E2open is reaffirming its non-GAAP revenue guidance which it raised in conjunction with the BluJay closure on September 1, 2021. E2open is also raising its adjusted EBITDA guidance for its full fiscal year 2022, which ends February 28, 2022, as follows:

Revenue Growth

•
Total non-GAAP revenue is expected to be in the range of $470 million to $474 million reflecting a more than 10% growth rate. Refer to the Non-GAAP Revenue Outlook Tables at the end of this press release for more detail.

	Full Year: E2open + BluJay Revenue	E2open Full Year + BluJay 2nd Half Revenue
($ in millions)	Original Pro- forma Guidance	Previous Guidance	Reiterated Guidance @ 9/1/2021
	FY21	FY22	FY22	$ Var
E2open	$370	$370	$373 - 375	$3 - 5
Growth %	10%	10%	11%

BluJay	$188	$96	$97 - 99	$1 - 3
Growth %	6%	3%	6%

Total Company	$558	$466	$470 - 474	$4 - 8
Growth %	8%	8%	10%

Adjusted EBITDA

•
Adjusted EBITDA is expected to be in the range of $161 million to $163 million versus prior guidance of $158 million provided at the announcement of the BluJay transaction. Refer to the Adjusted EBITDA Outlook Table at the end of this press release for more detail.

($ in millions)	Full Year: E2open + BluJay Adjusted EBITDA	E2open Full Year + BluJay 2nd Half Adjusted EBITDA
	Original Pro-forma Guidance	As Reported Guidance	Revised Guidance
	FY22	FY22	FY22
E2open	$121	$121
BluJay	$63	$32
Total Synergy	$20	$5
Total Company	$204	$158	$161 - 163
Margin	34%	34%	34%

Synergies and Margin

•
Total synergies related to the recent BluJay combination are projected to be $25 million compared to $20 million announced previously. The company expects to achieve between 50 to 60% run-rate savings by the end of fiscal 2022.
•
Non-GAAP gross profit margin is expected to be in the range of 70% to 72%.

Quarterly Conference Call

E2open will host a video webinar today at 5:00 p.m. ET to discuss fiscal second quarter 2022 financial results, in addition to discussing the Company’s outlook for the full fiscal year 2022. The video webinar will be available live on the Investor Relations section of the Company's website at www.e2open.com. A replay will be available within 12 hours after the conclusion of the live event.

About E2open

At E2open, we’re creating a more connected, intelligent supply chain. It starts with sensing and responding to real-time demand, supply and delivery constraints. Bringing together data from clients, distribution channels, suppliers, contract manufacturers and logistics partners, our collaborative and agile supply chain platform enables companies to use data in real time, with artificial intelligence and machine learning to drive smarter decisions. All this complex information is delivered in a single view that encompasses your demand, supply and logistics ecosystems. E2open is changing everything. Demand. Supply. Delivered.TM Visit www.e2open.com.

E2open and the E2open logo are registered trademarks of E2open, LLC. Demand. Supply. Delivered. is a trademark of E2open, LLC.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP net income, net debt, and non-GAAP gross margin. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Adam Rogers

E2open

adam.rogers@e2open.com

515-556-1162

Media Contact

WE Communications for E2open

e2open@we-worldwide.com

512-527-7029

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
(In thousands, except per share amounts)	August 31, 2021	August 31, 2020	August 31, 2021	August 31, 2020
Revenue
Subscriptions	$61,725	$69,035	$112,759	$138,639
Professional services	16,354	12,782	31,647	26,302
Total revenue	78,079	81,817	144,406	164,941
Cost of Revenue
Subscriptions	16,246	14,860	32,754	28,998
Professional services	10,967	10,350	21,107	21,445
Amortization of acquired intangible assets	12,338	4,947	23,849	10,508
Total cost of revenue	39,551	30,157	77,710	60,951
Gross Profit	38,528	51,660	66,696	103,990
Operating Expenses
Research and development	16,208	14,356	31,909	28,987
Sales and marketing	11,174	11,992	23,688	24,302
General and administrative	13,401	9,861	27,118	19,625
Acquisition-related expenses	7,174	2,018	16,952	5,386
Amortization of acquired intangible assets	3,543	8,447	7,373	16,914
Total operating expenses	51,500	46,674	107,040	95,214
(Loss) income from operations	(12,972)	4,986	(40,344)	8,776
Other (expense) income
Interest and other expense, net	(6,332)	(16,308)	(11,235)	(35,680)
Change in tax receivable agreement liability	(637)	—	(3,136)	—
Gain (loss) from change in fair value of warrant liability	18,727	—	(41,216)	—
Loss from change in fair value of contingent consideration	(16,780)	—	(90,040)	—
Total other expenses	(5,022)	(16,308)	(145,627)	(35,680)
Loss before income tax expense	(17,994)	(11,322)	(185,971)	(26,904)
Income tax expense	(5,994)	(6,218)	(7,372)	(14,388)
Net loss	(23,988)	$(17,540)	(193,343)	$(41,292)
Less: Net loss attributable to noncontrolling interest	(3,471)		(30,568)
Net loss attributable to E2open Parent Holdings, Inc.	$(20,517)		$(162,775)

Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$(0.11)		$(0.85)
Diluted	$(0.11)		$(0.85)

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	Successor
(In thousands, except share amounts)	August 31, 2021	February 28, 2021
	(unaudited)
Assets
Cash and cash equivalents	$473,133	$194,717
Restricted cash	10,553	12,825
Accounts receivable - net of allowance of $801 and $908, respectively	67,569	112,657
Prepaid expenses and other current assets	19,036	12,643
Total current assets	570,291	332,842
Long-term investments	219	224
Goodwill	2,629,624	2,628,646
Intangible assets, net	793,420	824,851
Property and equipment, net	47,695	44,198
Operating lease right-of-use assets	19,266	—
Other noncurrent assets	10,237	7,416
Total assets	$4,070,752	$3,838,177
Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$64,431	$70,233
Incentive program payable	10,553	12,825
Deferred revenue	107,428	89,691
Payable to sellers	280,000	—
Acquisition-related obligations	—	2,000
Current portion of notes payable	3,999	4,405
Current portion of operating lease obligations	4,788	—
Current portion of financing lease obligations	2,406	4,827
Total current liabilities	473,605	183,981
Long-term deferred revenue	2,827	482
Operating lease obligations	14,975	—
Financing lease obligations	2,211	6,588
Notes payable	502,616	502,800
Tax receivable agreement liability	63,325	50,114
Warrant liability	109,988	68,772
Contingent consideration	65,848	150,808
Deferred taxes	399,600	396,217
Other noncurrent liabilities	1,025	1,057
Total liabilities	1,636,020	1,360,819
Commitments and Contingencies
Stockholders' Equity
Class A common stock; $0.0001 par value, 2,500,000,000 shares authorized; 197,751,492 and 187,051,142 issued and outstanding as of August 31, 2021 and February 28, 2021	20	19
Class V common stock; $0.0001 par value; 42,747,890 and 40,000,000 shares authorized; 35,876,893 and 35,636,680 issued and outstanding as of August 31, 2021 and February 28, 2021	—	—
Series B-1 common stock; $0.0001 par value; 9,000,000 shares authorized; 94 and 8,120,367 issued and outstanding as of August 31, 2021 and February 28, 2021	—	—
Series B-2 common stock; $0.0001 par value; 4,000,000 shares authorized; 3,372,184 issued and outstanding as of August 31, 2021 and February 28, 2021	—	—
Additional paid-in capital	2,272,139	2,071,206
Accumulated other comprehensive (loss) income	(2,660)	2,388
(Accumulated deficit) retained earnings	(151,975)	10,800
Treasury stock, at cost: 176,654 shares as of August 31, 2021	(2,473)	—
Total E2open Parent Holdings, Inc. equity	2,115,051	2,084,413
Noncontrolling interest	319,681	392,945
Total stockholders' equity	2,434,732	2,477,358
Total liabilities and stockholders' equity	$4,070,752	$3,838,177

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Successor	Predecessor
	Six Months Ended	Six Months Ended
(In thousands)	August 31, 2021	August 31, 2020
Cash flows from operating activities
Net loss	$(193,343)	$(41,292)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	41,000	33,866
Amortization of deferred commissions	410	1,964
Amortization of debt issuance costs	1,334	2,158
Amortization of operating lease right-of-use assets	3,742	—
Share-based and unit-based compensation	4,552	4,017
Change in tax receivable agreement liability	3,136	—
Loss from change in fair value of warrant liability	41,216	—
Loss from change in fair value of contingent consideration	90,040	—
(Gain) loss on disposal of property and equipment	(236)	34
Changes in operating assets and liabilities:
Accounts receivable, net	45,088	65,733
Prepaid expenses and other current assets	(6,401)	(2,700)
Other noncurrent assets	(3,232)	(1,925)
Accounts payable and accrued liabilities	(1,453)	(13,927)
Incentive program payable	(2,272)	13,126
Deferred revenue	20,083	(32,476)
Changes in other liabilities	(2,180)	13,408
Net cash provided by operating activities	41,484	41,986
Cash flows from investing activities
Capital expenditures	(17,372)	(7,762)
Net cash used in investing activities	(17,372)	(7,762)
Cash flows from financing activities
Proceeds from PIPE investment	280,000	—
Proceeds from sale of membership units	—	1,778
Repayments of indebtedness	(1,582)	(19,667)
Repayments of financing lease obligations	(5,902)	(2,443)
Repurchase of common stock	(2,473)	—
Repurchase of Common Units	(16,767)	—
Net cash used in financing activities	253,276	(20,332)
Effect of exchange rate changes on cash and cash equivalents	(1,244)	(448)
Net increase in cash, cash equivalents and restricted cash	276,144	13,444
Cash, cash equivalents and restricted cash at beginning of period	207,542	48,428
Cash, cash equivalents and restricted cash at end of period	$483,686	$61,872
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$473,133	$19,813
Restricted cash	10,553	42,059
Total cash, cash equivalents and restricted cash	$483,686	$61,872
Supplemental Information - Cash Paid for:
Interest	$10,504	$33,888
Income taxes	824	1,146
Non-Cash Investing and Financing Activities:
Capital expenditures financed under financing lease obligations	$—	$11,005
Capital expenditures included in accounts payable and accrued liabilities	1,435	10
Right-of-use assets obtained in exchange for operating lease obligations	23,008	—
Prepaid software, maintenance and insurance under notes payable	—	417
Conversion of Common Units to Class A Common Stock	27,228	—
Conversion of Series B1 common stock to Class A Common Stock	175,000	—
Business Combination purchase price adjustment	2,965	—

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP INFORMATION TABLE I

	Successor	Predecessor
($ in millions)	Three Months Ended August 31, 2021	Three Months Ended August 31, 2020
Subscription revenue	$61.7	$69.0
Professional services revenue	16.4	12.8
Revenue	78.1	81.8
Deferred revenue purchase accounting adjustment (a)	14.2	-
Non-GAAP Revenue	92.3	81.8

Gross Profit	38.5	51.7
Adjustments
Deferred revenue purchase accounting adjustment (a)	14.2	-
Depreciation expenses	2.7	1.7
Amortization of intangible assets	12.3	4.9
Share - based compensation (b)	0.2	0.1
Non-recurring/non-operating costs (c)	0.2	0.1
Non-GAAP Gross Profit	68.1	58.5
Gross profit margin	49.3%	63.1%
Non-GAAP Gross profit margin (d)	73.8%	71.5%
EBITDA	8.8	22.8
Adjustments
Deferred revenue purchase accounting adjustment (a)	14.2	-
Change in fair value of financial instruments (e)	(1.9)	-
Change in tax receivable agreement (f)	0.6	-
Acquisition-related adjustments (g)	7.1	2.0
Non-recurring/non-operating costs (c)	2.1	(0.6)
Share - based compensation (b)	2.5	2.0
Adjusted EBITDA	33.5	26.2
EBITDA Margin	11.3%	27.9%
Adjusted EBITDA Margin (h)	36.3%	32.0%

Footnotes

(a)	Non-GAAP revenue adds back amortization of the fair value adjustment to deferred revenue resulting from the business combination as required by GAAP.

(b)	Reflects non-cash, long-term share-based compensation expense, primarily related to senior management.

(c)	Primarily includes foreign currency exchange gain and losses and other non-recurring expenses such as systems integrations, legal entity simplification, and advisory fees.
(d)	Calculated utilizing non-GAAP gross profit as a percentage of non-GAAP revenue.
(e)

Represents the fair value adjustment at each balance sheet date of the warrant liability related to the public, private placement and forward purchase warrants and the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted Series B-1 and B-2 common stock and Sponsor Side Letter.

(f)	Represents the expense related to the change in the fair value of the tax receivable agreement liability, including interest.
(g)

Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs and capital-raising activities, including costs related to the acquisition of Amber Road, Inc., the Business Combination and the acquisition of BluJay.

(h)	Calculated utilizing adjusted EBITDA as a percentage of non-GAAP revenue.

E2OPEN PARENT HOLDINGS, INC.

NON-GAAP REVENUE (1) OUTLOOK

($ in millions)

Adjusting for the closing of BluJay on September 1, 2021 (the first day of E2open’s fiscal third quarter), the combined company guidance at the time of announcement of the transaction was $466 million of non-GAAP revenue guidance. The total pro forma revenue guidance for the full fiscal year ending February 28, 2022 for the combined business was $558 million.

	Full Year: E2open + BluJay	E2open Full Year + BluJay 2nd Half
	Original Pro- forma Guidance (2)	Previous Guidance (4)
	FY21	FY22
E2open	$370 (6)	$370 (6)
Growth %	10%	10%

BluJay	$188	$96
Growth %	6% (7)	3%

Total Company	$558	$466
Growth %	8% (7)	8%

Fiscal year 2022 non-GAAP revenue guidance on a combined company basis is $470 million to $474 million, an increase of $4 million to $8 million from the $466 million guidance provided at the announcement of the transaction.

	E2open Full Year + BluJay 2nd Half
	Actual (3)	Previous Guidance (4)	Reiterated Guidance (5) @ 9/1/2021
	FY21	FY22	FY22	$ Var
E2open	$338	$370 (6)	$373 - 375	$3 - 5
Growth %		10%	11% (8)

BluJay	$93	$96	$97 - 99	$1 - 3
Growth %		3%	6% (8)

Total Company	$431	$466	$470 - 474 (9)	$4 - 8
Growth %		8%	10% (8)

(1)
Non-GAAP revenue adds back amortization of the fair value adjustment to deferred revenue resulting from the business combinations as required by GAAP
(2)
Full pro-forma view of both businesses with E2open fiscal year end February 28 and BluJay fiscal year end March 31
(3)
Reflects non-GAAP full year revenue of E2open and 2nd half of BluJay
(4)
Reflects full year of E2open per our previous guidance and the corresponding 2nd half BluJay guidance given a 9/1/2021 transaction close date
(5)
Reflects full year of E2open and the corresponding 2nd half BluJay revised guidance for full fiscal year 2022 as of the transaction closing September 1, 2021
(6)
Based on the mid-point of non-GAAP revenue guidance reaffirmed on July 14, 2021

(7)
Fiscal year 2022 BluJay and total company growth rate at announcement was 7% and 9% respectively. The updated growth rate of 6% and 8% respectively are due to the over performance of the BluJay’s business in fiscal fourth quarter 2021
(8)
Revised guidance growth rate based on mid-point of revised guidance range
(9)
Total company revised non-GAAP revenue midpoint of $472 million equates to $570 million on a full pro forma basis for fiscal year 2022 vs. original pro forma guidance of $558 million

E2OPEN PARENT HOLDINGS, INC.

ADJUSTED EBITDA OUTLOOK

($ in millions)

Adjusting for the closing of BluJay on September 1, 2021 (the first day of E2open’s fiscal third quarter), the combined company guidance at the time of announcement of the transaction was $158 million of adjusted EBITDA. The total pro forma adjusted EBITDA guidance for the full fiscal year ending February 28, 2022 for the combined business was $204 million. We are increasing our like-for-like guidance based on the closing date of the BluJay transaction to $161 million to $163 million.

	Full Year: E2open + BluJay Adjusted EBITDA	E2open Full Year + BluJay 2nd Half Adjusted EBITDA
	Original Pro-forma Guidance (1)	As Reported Guidance (3)	Revised Guidance
	FY22	FY22	FY22
E2open	$121 (2)	$121 (2)
BluJay	$63	$32
Total Synergy	$20	$5 (4)
Total Company	$204	$158	$161 - 163
Margin	34%	34%	34%

(1) Full pro-forma view of both businesses with E2open fiscal year end February 28 and BluJay fiscal year end March 31
(2) Based on the mid-point adjusted EBITDA guidance reaffirmed on July 14, 2021
(3)
Reflects full year of E2open per our previous guidance and the corresponding 2nd half BluJay guidance given a 9/1/2021 transaction close date
(4)
Reflects the amount projected to be realized in adjusted EBITDA related to the actioned synergies during the second half of fiscal 2022